Exhibit 1.02

Fluidigm Corporation

Conflict Minerals Report

For The Year Ended December 31, 2013

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning Fluidigm’s objectives for its conflicts mineral policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that Fluidigm files with the United States Securities and Exchange Commission, including Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2013 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether Fluidigm realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, Fluidigm disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for Fluidigm Corporation (“Fluidigm” or “we” or “our”) covers the reporting period from January 1, 2013 to December 31, 2013 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.02 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://investors.fluidigm.com/sec.cfm.

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the minerals specified in Rule 13p-1 and their derivatives, limited to tungsten, tantalum, tin, and gold (referred to as the “3TG”), used in their products benefitted, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in our products.

Fluidigm Background and Covered Products

We develop, manufacture and market life sciences analytical and preparatory systems for growth markets, such as single-cell biology and production genomics. Our systems utilize one or more integrated fluidic circuits (“IFCs”) designed for particular applications. In 2013, all of our systems and IFCs for commercial sale were manufactured at our Singapore facility. We also manufactured IFCs for our research and development purposes at our facilities in Singapore and South San Francisco, California.

We have determined that one or more of the 3TG may be necessary to the functionality or production of certain products we manufactured, or contracted to manufacture, as applicable, during 2013, including our BioMark HD, EP1, C1 Single-Cell Auto Prep, and Access Array systems, and all of our IFCs, including our Dynamic Array, Digital Array, C1 Single-Cell Auto Prep, Access Array, and qdPCR 37K IFCs. As a result, all of our marketed systems and IFCs are considered “covered products” for purposes of this Report.

Our supply chain with respect to the covered products is complex, and there are many third parties in the supply chain between the original source of the 3TG and the manufacture of the covered products. We do not purchase raw ore or unrefined conflict minerals directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our products.

Fluidigm Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that that one or more of the 3TG may be necessary to the functionality or production of our systems and IFCs and that such conflict minerals are incorporated into our products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG incorporated into our products originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template prepared by the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) initiative with smelters and refiners, referred to as the Conflict-Free Sourcing Initiative (“CFSI”), to suppliers of components for our products that are considered necessary to the functionality or production of our products and for which any 3TG or their derivatives may be included (“first tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

Fluidigm’s Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether one or more of the 3TG is incorporated into our products; whether any such 3TG incorporated into our products was necessary for the functionality and/or production of our products; the source and chain of custody of the 3TG necessary for the functionality and/or production of our products; whether any such 3TG originated in the Covered Countries; and where such 3TG were determined to have originated in Covered Countries, whether armed groups directly or indirectly benefitted from such 3TG.

Due diligence measures that we implemented included, but were not limited, to the following:

1.	Establishment of Internal Management Systems

a.	Conflict Minerals Policy. We adopted and communicated to our suppliers a written policy relating to the use of conflict minerals in its supply chain. A copy of Fluidigm’s Conflict Minerals Policy is publicly available at http://files.shareholder.com/downloads/ABEA-5TB8PR/3172172539x0x735398/D7B54E37-F6AD-42DE-8862-A25472E9189F/Fluidigm_Conflict_Minerals_Policy.pdf.

b.	Internal Management to Support Supply Chain Due Diligence. Fluidigm’s legal department has been charged with the development and implementation of our conflict minerals program, working in collaboration with members from our operations team in Singapore and the United States.

c.	Controls and Transparency. As described above, we undertook an RCOI with respect to conflict minerals in our supply chain by providing the CFSI template to each of our first tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our products, and the countries of origin for 3TG used in our products. We reviewed all responses for completeness, reasonableness, and consistency. We followed up for corrections and clarifications as we determined appropriate.

d.	Supplier Engagement. We continue to engage actively with our first tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts. In particular, as part of our supplier qualification process, we now require conflicts minerals information from each new supplier of potentially applicable products.

e.	Grievance Mechanism. Our code of conduct includes procedures for reporting violations of our policies, including our Conflict Minerals Policy. We provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our first tier suppliers and relied on them to provide the necessary information about the use of 3TG in the products we purchase and incorporate into the manufacture of our systems and IFCs, and the source of such conflict minerals. Similarly, our first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG included in our products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We are in the process of developing a formal risk management plan through which our conflict minerals program will be implemented, managed, and monitored. In addition, we intend to review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the EICC-GeSI template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the CFSI’s Conflict Free Smelter Program (“CFSP”) by encouraging our suppliers to purchase materials from audited smelters that have been validated as conflict-free under the CFSP.

5.	Reporting on Supply Chain Due Diligence

In 2014, we publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investors.fluidigm.com/sec.cfm. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate conflict minerals necessary to the functionality or production of such products.

Smelters and Refiners in Fluidigm’s Supply Chain

We adopted CFSI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources. The CFSP audits smelters and refineries to ensure that all certified smelters and refineries use only the ores that are conflict free from the Covered Countries.

As discussed above, we submitted the EICC/GeSI template to our first tier suppliers. Most of the responses received from our first tier suppliers provided information at company/division levels, rather than specific product/part number levels. As a result, we were unable to determine whether or to what extent any of the 3TG reported as used by these first tier suppliers were contained specifically in components supplied to us. We also were unable to validate whether the smelters or refiners reported by such first tier suppliers are actually in our supply chain. Accordingly, based on information that was provided by our first tier suppliers or that was otherwise obtained through our due diligence process, we are unable to determine and describe all facilities used to process the 3TG contained in our covered products.

Based solely upon declarations from our first tier suppliers that provided information to us at a product/part number level, attached as Annex A is a list of the smelters and refiners that, to the extent reasonably determinable by us, have been used to process some of the 3TG contained in our covered products. We have also provided information concerning whether the smelter or refiner participates in the CFSP and has been audited or whether it has agreed to participate in the CFSP but the audit process has not yet been completed.

Future Steps

We have communicated our expectations to our first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the DRC or adjoining countries. We expect to continue to increase our engagement with our relevant suppliers over the next year to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG included in components and parts purchased by us and incorporated into our products.

Annex A

2013 Facility List

Metal	Smelter or Refiner Name	CFSP*
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	C
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Mineração Ltda	C
Gold	Argor-Heraeus SA	C
Gold	Asahi Pretec Corp	C
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB	A
Gold	Caridad
Gold	Cendres & Métaux SA	A
Gold	Central Bank of the DPR of Korea
Gold	Chimet SpA	C
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi
Gold	Dowa	C
Gold	E-CHEM Enterprise Corp
Gold	Eco-System Recycling Co., Ltd.
Gold	FSE Novosibirsk Refinery
Gold	Heesung Catalysts Corp.
Gold	Heimerle + Meule GmbH	C
Gold	Heraeus Ltd Hong Kong	C
Gold	Heraeus Materials Technology GmbH&CoKG	C
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.	C
Gold	Istanbul Gold Refinery	C
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc	C
Gold	Johnson Matthey Limited	C
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralectromed

Metal	Smelter or Refiner Name	CFSP*
Gold	JX Nippon Mining & Metals Co., Ltd	C
Gold	Kazzinc Ltd
Gold	Kennecott Utah Copper
Gold	Kojima Chemicals Co. Ltd	C
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	London Bullion Market Association
Gold	LS-Nikko Copper Inc	C
Gold	Materion	C
Gold	Matsuda Sangyo Co. Ltd	C
Gold	Metalor Technologies SA	C
Gold	Metalor Technologies (Hong Kong) Ltd	C
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor USA Refining Corporation	C
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation	C
Gold	Mitsui Mining and Smelting Co., Ltd.	C
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	N.E.Chemcat Corporation
Gold	Nihon Material Co. LTD	C
Gold	Ningbo Kangqiang
Gold	Ohio Precious Metals, LLC	C
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA	C
Gold	Pan Pacific Copper Co. LTD
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd	C
Gold	Royal Canadian Mint	C
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal
Gold	SEMPSA Joyeria Plateria SA	C
Gold	Shanghai Gold Exchange

Metal	Smelter or Refiner Name	CFSP*
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd
Gold	So Accurate Refining Services
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.	C
Gold	Sumitomo Metal Mining Co. Ltd.	C
Gold	Suzhou Xingrui Noble
Gold	Taizhou Delta Electronics Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.	C
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tongling Nonferrous Metals Group Holdings Co.,Ltd
Gold	Tokuriki Honten Co. Ltd	C
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore SA Business Unit Precious Metals Refining	C
Gold	United Precious Metal Refining, Inc.	C
Gold	Valcambi SA	C
Gold	Western Australian Mint trading as The Perth Mint	C
Gold	Xstrata Canada Corporation
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.
Gold	Yuang Hsian Metal Industrial Corp
Gold	Yokohama Metal Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	Cabot
Tantalum	Conghua Tantalum and Niobium Smeltry	C
Tantalum	Duoluoshan	C
Tantalum	Exotech Inc.	C
Tantalum	F&X	C
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals	C
Tantalum	H.C. Starck GmbH	C

Metal	Smelter or Refiner Name	CFSP*
Tantalum	Hi-Temp	C
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	C
Tantalum	JiuJiang Tambre Co. Ltd.	C
Tantalum	Kemet Blue Powder	C
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	C
Tantalum	Nippon Mining & Metals Co.,Ltd.
Tantalum	Plansee	C
Tantalum	RFH	C
Tantalum	Solikamsk Metal Works	C
Tantalum	Taki Chemicals	C
Tantalum	Tantalite Resources	C
Tantalum	Telex	C
Tantalum	Ulba	C
Tantalum	Zhuzhou Cement Carbide	C
Tin	AIM
Tin	Alpha Metals Korea Ltd.
Tin	American Iron and Metal
Tin	Aoki Loboratories Ltd.
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.
Tin	Changzhou Galaxy Century Micro-Electronics Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cookson
Tin	Cooper Santa	A
Tin	COOPERMETAL - Cooperative Metalurgica de Rondonia Ltda.
Tin	CV Duta Putra Bangka
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting	A
Tin	EM Vinto	A

Metal	Smelter or Refiner Name	CFSP*
Tin	Feinhütte Halsbrücke GmbH
Tin	Fenix Metals
Tin	Furukawa Electric
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	C
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Guangxi Huaxi Group Limited
Tin	Heesung Metal Ltd.
Tin	Heraeus Materials Singapore Pte, Ltd.
Tin	Heraeus Oriental Hitec Co., Ltd.
Tin	Hitachi Cable
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	IBF IND Brasileira de Ferrolligas Ltda
Tin	JalanPantai/Malaysia
Tin	Jean Goldschmidt International
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.
Tin	Kupol
Tin	Laibin China Tin Smelting Co., Ltd.
Tin	Liuzhou China Tin
Tin	Malaysia Smelting Corp	C
Tin	Metallic Resources Inc
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.	C
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur
Tin	Mitsubishi Materials Corporation	C
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nathan Trotter & Co
Tin	Novosibirsk Integrated Tin Works
Tin	OMSA	C
Tin	PT Alam Lestari Kencana

Metal	Smelter or Refiner Name	CFSP*
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya	A
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah	C
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri	A
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Indra Eramulti Logam Industri
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Refined Banka Tin	A
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa	A
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah	C
Tin	PT Timah	C
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa	A
Tin	PT Yinchendo Mining Industry
Tin	Rui Da Hung
Tin	Senji Metal Industry Co., Ltd.
Tin	ShangHai YueQiang Metal Products Co., LTD
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.
Tin	Taicang City Nancang Metal Material Co.,Ltd
Tin	Thaisarco	C
Tin	Tongding Metallic Material Co. Ltd
Tin	Traxys

Metal	Smelter or Refiner Name	CFSP*
Tin	United States of America Univertical International (Suzhou) Co., Ltd
Tin	Westfalenzinn
Tin	White Solder Metalurgia	C
Tin	Yuang Hsian Metal Industrial Corp
Tin	Yunnan Chengfeng	A
Tin	Yunnan Tin Company Limited	C
Tin	Zhejiang Huangyan Xinqian Electrical Equipment Fittings Factory
Tin	Increasingly and Chemical (Suzhou) Co., Ltd.
Tin	AMC(A Member of the AMC Group)
Tin	Leeku industrial CO.,LTD
Tungsten	Air Products
Tungsten	Alldyne Powder Technologies
Tungsten	A.L.M.T. Corp.	A
Tungsten	Alta Group
Tungsten	ATI Metalworking Products
Tungsten	ATI Tungsten Materials
Tungsten	Atlantic Metals
Tungsten	Beijing Zenith Materials
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd
Tungsten	China Minmetals Nonferrous Metals Co Ltd
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd
Tungsten	CWB Materials
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fort Wayne Wire Die
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	A
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	A
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	A
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.
Tungsten	Global Tungsten & Powders Corp	C
Tungsten	HC Starck GmbH	A
Tungsten	Hitachi Ltd.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	A

Metal	Smelter or Refiner Name	CFSP*
Tungsten	IES Technical Sales
Tungsten	Japan New Metals Co Ltd
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	JX Nippon Mining & Metals Co., Ltd
Tungsten	Kanto Denka Kogyo Co., Ltd.
Tungsten	Kennemetal Inc.
Tungsten	Midwest Tungsten Wire Co.
Tungsten	Nanchang Cemented Carbide Limited Liability Company
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LTD
Tungsten	Sincemat Co, Ltd
Tungsten	Sylham
Tungsten	TaeguTec
Tungsten	Triumph Northwest
Tungsten	Wolfram Bergbau und Hütten AG	A
Tungsten	Wolfram Company CJSC	A
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.
Tungsten	Xiamen Tungsten Co Ltd	A
Tungsten	Zhuzhou Cemented Carbide Works Imp. & Exp. Co.

*	This column indicates whether the smelter or refiner participates in the CFSP as a smelter or refiner that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter or refiner participates in the CFSP and has been certified and audited by the CFSI, and “A” denotes that the smelter or refiner has agreed to participate in the CFSP but that the audit process has not yet been completed.